Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Katie Strohacker, Director, Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Settles Previously Disclosed Antitrust Case

Westlake, OH (January 21, 2014):  TravelCenters of America LLC (NYSE: TA) today announced that it has entered a memorandum of understanding to settle a long running, civil, class action, antitrust case titled Marchbanks Truck Service, Inc., et al. vs. Comdata Network, Inc., et al. pending in the U.S. District Court for the Eastern District of Pennsylvania.  In this case, the plaintiffs alleged antitrust violations arising from Comdata’s contractual relations with truck stop operators.  Comdata, its parent company, TA and other chain operators of travel centers, Pilot Travel Centers LLC and Love’s Travel Stop and Country Stores, Inc., were named as defendants.  All of the defendants in this case have entered settlement memorandums which, if completed, will result in aggregate payments by all defendants totaling $130 million, including $10 million to be paid by TA.  The settlement by certain other defendants is expected also to result in certain non-monetary consideration in the form of changes in Comdata’s enforcement of its contracts, none of which TA believes will be detrimental to TA’s business.

TA determined to enter this settlement in order to avoid the expense and distraction of this continuing litigation, especially because certain other defendants determined to settle separately which likely would have increased TA’s costs of continuing litigation.  TA expects the $10 million settlement will be recorded as a charge to earnings in the fourth quarter of 2013.

The settlement described in this press release is not yet consummated.  The terms outlined in the memorandum of understanding that TA has entered is subject to the parties concluding a definitive settlement agreement which must be presented to the Court for approval pursuant to the requirements for settlement of a civil class action.

About TravelCenters of America LLC

TA primarily operates and franchises travel centers under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names that offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA also operates convenience stores primarily in Kentucky and Tennessee under the brand name “Minit Mart”.  TA’s nationwide business includes locations in 42 U.S. states and in Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S CURRENT BELIEFS, EXPECTATIONS, AND INFORMATION BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND TA’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT TA HAS ENTERED A MEMORANDUM OF UNDERSTANDING TO SETTLE THE LITIGATION DESCRIBED.  AS NOTED ABOVE, THE FINAL SETTLEMENT OF THIS LITIGATION REQUIRES THAT TA AND THE PLAINTIFFS’ REPRESENTATIVES ENTER A DEFINITIVE SETTLEMENT AGREEMENT WHICH MUST BE APPROVED BY THE COURT PURSUANT TO THE PROCEDURES FOR SETTLEMENT OF A CIVIL CLASS ACTION.  ALSO, THE MEMORANDUM OF UNDERSTANDING PROVIDES THAT TA MAY WITHDRAW FROM THE SETTLEMENT IF CLASS MEMBERS WHO OPT OUT OF THE SETTLEMENT PURSUANT TO PROCEDURES TO BE ESTABLISHED BY THE COURT REPRESENT MORE THAN 11.5% OF THE TOTAL NUMBER OF FUEL CARD TRANSACTIONS BY CLASS MEMBERS.  FOR THESE REASONS, AMONG OTHERS, THE PROPOSED SETTLEMENT MAY NOT BE COMPLETED.

•                  THIS PRESS RELEASE STATES THAT TA DETERMINED TO ENTER THIS SETTLEMENT TO AVOID THE EXPENSE AND DISTRACTIONS OF THIS CONTINUING LITIGATION.  AS NOTED ABOVE, THE SETTLEMENT MAY NOT BE CONSUMMATED, SOME CLASS MEMBERS MAY DECIDE TO PURSUE SEPARATE LITIGATION AGAINST TA, AND TA MAY NOT AVOID THE

EXPENSE AND DISTRACTION OF CONTINUING LITIGATION.  ALSO, THE LEGAL PROCESS OF SETTLING A CLASS ACTION CAN ITSELF BY EXPENSIVE AND THIS EXPENSE WILL CONTINUE UNTIL THE PROPOSED SETTLEMENT IS COMPLETED.

•                  THIS PRESS RELEASE STATES THAT TA DOES NOT BELIEVE THAT THE NON-MONETARY SETTLEMENT TERMS AGREED BY OTHER DEFENDANTS IN THIS LITIGATION WILL BE DETRIMENTAL TO TA’S BUSINESS. HOWEVER, TA DOES NOT KNOW WHETHER THE SETTLEMENTS BY OTHER DEFENDANTS WILL BE APPROVED OR CHANGED, NOR WHAT ACTIONS MAY BE TAKEN BY OTHERS REGARDING THE NON-MONETARY MATTERS THAT HAVE BEEN AGREED.  ACCORDINGLY, TA CANNOT BE ASSURED OF THE CONSEQUENCES TO TA’S FUTURE BUSINESS WHICH MAY RESULT FROM SETTLEMENTS BY OTHER DEFENDANTS.

FOR THESE REASONS, AMONG OTHERS, INVESTORS IN TA SECURITIES SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TA DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF CHANGED CIRCUMSTANCES OR NEW INFORMATION WHICH MAY COME TO TA’S ATTENTION.

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